EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. 1350 and

Section 906 of Sarbanes-Oxley Act of 2002

We hereby certify that the foregoing Form 10-K of Embassy Bancorp, Inc. for the year ended December 31, 2022 complies in all respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Embassy Bancorp, Inc.

/s/ David M. Lobach, Jr.
David M. Lobach, Jr.
Chairman, President and Chief Executive Officer

/s/ Judith A. Hunsicker
Judith A. Hunsicker
First Executive Officer, Chief Operating
Officer, Secretary and Chief Financial Officer

DATED: March 17, 2023